Heaton & Company, PLLC

240 North East Promontory, Suite 200

Farmington, Utah 84025

                           EXHIBIT 23.1

                                      CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                                      To the Board of Directors

                                      Unicobe Corp.

                                     We hereby consent to the incorporation of our report dated August 19, 2016, with respect to the financial statements of Unicobe Corp. for the years ended June 30, 2016 and 2015, included in the Registration Statement of Unicobe Corp. on Form S-1 to be filed on or about July 25, 2017.

                                     We also consent to the use of our name and the references to us included in the Registration Statement.

                                      /s/ Heaton & Company, PLLC

                                      Heaton & Company, PLLC

                                      Farmington, Utah

                                      July 25, 2017

240 N. East Promontory

                         Suite 200

          Farmington, Utah

                             84025

          (T) 801.218.3523

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